UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

5 Steeple Street, Unit 303, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 435-7171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	CPTP	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 28, 2020, Capital Properties, Inc. (the “Registrant”) held its 2020 Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island. Of the 6,599,912 shares of the Registrant’s Class A common stock outstanding as of the record date, 5,190,354 shares of Class A common stock were present or represented by proxy at the Meeting. At the Meeting, the shareholders voted to elect three directors to serve for terms of one year and until their successors are elected and qualified. The voting results from the Meeting were as follows:

Election of Directors:

	For	Withheld
Alfred J. Corso	4,766,327	424,027
Robert H. Eder	4,749,775	440,579
Steven G. Triedman	4,781,280	409,074

Item 8.01	Other Events

At its regular quarterly meeting held on April 28, 2020, the Board of Directors decided to pass the regular quarterly dividend in light of the economic uncertainty arising from the COVID-19 pandemic. The Board of Directors intends to consider reinstituting the dividend at its meeting scheduled in July of 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: April 28, 2020	By:	Susan R. Johnson
Susan R. Johnson Treasurer